                                                                      Exhibit 21


Subsidiaries of the Registrant

Allin Communications Corporation wholly owns the following subsidiaries:

                                                               Additional Names under which
Name of Subsidiary                State of Incorporation       Subsidiary Conducts Business
-----------------------------------------------------------------------------------------------------

Allin Interactive Corporation     Delaware                     SeaVision
Allin Digital Imaging Corp.       Delaware
SportsWave, Inc.                  Pennsylvania                 International Sports Marketing and ISM
Kent Consulting Group, Inc.       California
Netright, Inc.                    California
Allin Holdings Corporation        Delaware


Except as noted above, each subsidiary does business exclusively under its corporate name, with or without the corporate indicator.



                                                                       Exh. 21-A